July 25, 2022 Continuing and Accelerating HomeTrust’s Transformation and Value Creation

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause the Company's actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company and could negatively affect its operating and stock performance. Any of the forward-looking statements that the Company makes in this document or the documents they file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Forward Looking Statements 2

Accelerated Shareholder Value Creation

"You can't cross a chasm in two small jumps"
~ David Lloyd George


HomeTrust's Transition to High Performing
20%+ EPS Accretion
New Deposit Line of Business
Market Expansion
Expanded SBA Footprint
Significantly Enhanced Shareholder Value

A unique opportunity for HomeTrust to expand its franchise and meaningfully enhance its profitability

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4 Strategic Rationale for Transaction HomeTrust explores opportunistic merger partners, specifically those that will leverage our infrastructure and lines of business to accelerate earnings growth and value creation for our shareholders. Below we have evaluated our merger with Quantum against the internal screening criteria previously established: • Commercial bank focused on small business lending ➢ Commercial product mix consistent with HomeTrust, with a limited consumer portfolio ➢ SBA Preferred Lender, supplementing HomeTrust’s SBA loan production capabilities • Geographic footprint within or adjacent to our current footprint, in an attractive, growing market ➢ The Atlanta market is one of the most desirable markets in the Southeast ➢ Atlanta is the same distance from Asheville (headquarters) as Raleigh, our current furthest location • Similar strategy to HomeTrust’s de novo model in metropolitan markets ➢ Employs a “branch lite” model ➢ Efficient franchise, operating three locations in the Atlanta market • Business line expansion ➢ Opens new deposit origination channels for HomeTrust through Quantum’s homeowners association relationships

5 • Earnings accretion of 10% or more ➢ Earnings per share (“EPS”) accretion of 20%+ after the full realization of cost savings ➢ Driven by Quantum’s profitability rather than significant expense reductions • Dilution earnback period of three years or less ➢ Tangible book value per share (“TBVPS”) earnback period of approximately 2.5 years using the cross-over method • Minimal dilution to tangible book value ➢ Dilution of approximately 7.5% to TBVPS is outside our screening criteria; however, we concluded that the superior EPS accretion, short TBVPS earnback period and significant acceleration of our strategic profitability goals more than outweighed the dilution ➢ Opportunity to leverage excess capital while achieving above market returns • Shared values ➢ Strong local management team with similar culture and leadership styles ➢ Commitment to strong credit quality and customer service Strategic Rationale for Transaction (Continued)

Nationally chartered bank headquartered in Suwanee, Georgia (suburb of Atlanta) since 1995 Founded by current Chairman Dr. Narasimhulu Neelagaru, a retired cardiologist and internist, who owns 99.9% of Quantum’s outstanding common stock (S-Corp structure) One of the highest performing banks in the state of Georgia and the greater Southeast region, generating a five-year average return on average assets (“ROA”) of 2.02% Source: S&P Capital IQ Pro 6 Who is Quantum? Commercial bank focused on small business lending, concentrated within a 300 mile radius of Atlanta Strong credit profile with no NPAs or non-accrual loans An SBA Preferred Lender with deep relationships in their community, offering a full suite of commercial and personal banking services

Additional Details on Quantum

Financial Highlights[1]

Balance Sheet	
Total Assets	$679.9M
Gross Loans	$547.8M
Total Deposits	$609.4M
Profitability	
ROA[2]	1.59%
ROE[2]	24.13%
NIM	4.17%
Efficiency Ratio	42.9%
Average annual SBA income of $3.0M over the past three years	
Asset Quality	
NPAs/Assets	0.00%
LLR/Loans	1.06%
Net recoveries of $52,000 over the past five years	

Quantum Highlights

- Consistently ranked as one of Georgia's most profitable banks
  - Ranked #1 in Demarest Strategy Group's Georgia "All Stars" 3/31/22 list
  - Ranked #2 in Performance Trust's Q1 2022 overall rankings of Georgia banks
- Generated the 3rd highest volume of SBA 7a loans in Georgia in 2021
- 5 stars rating per BauerFinancial, Inc.

Market Highlights

The Atlanta MSA boasts over 6.1 million residents, which is in the top 10 nationally, and projected population growth over the next 5 years of more than 5%.

The median household income of the Atlanta MSA is ~$80,000.

Georgia's business climate has been ranked #1 in the nation for eight consecutive years by Site Selection, and Area Development ranked Georgia the top state for doing business for the seventh year in a row.

[1] Financial highlights as of and for the quarter ended March 31, 2022
[2] Ratios have been tax adjusted
Source: S&P Capital IQ Pro

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8 Combined Branch Footprint – Focus on High-Growth Markets HomeTrust branch (34) Quantum branch (3) Source: S&P Global Market Intelligence for MSA Demographics Raleigh 5.1% Population Growth 12.3% HH Income Growth Charlotte 4.5% Population Growth 12.7% HH Income Growth Atlanta 5.4% Population Growth 11.9% HH Income Growth Greenville 3.5% Population Growth 11.2% HH Income Growth (2022 to 2027 Projected Changes)

9 Consideration & pricing Fixed HTBI shares issued of 1,374,646 Fixed cash consideration of $33.0 million 51% stock / 49% cash Closing Anticipate closing in the first quarter of calendar year 2023 (third quarter of fiscal year 2023) Pro forma ownership 91.9% HTBI / 8.1% Quantum Cost savings 24.0% of Quantum’s noninterest expense (phased in at 25% in fiscal year 2023 and 100% in fiscal year 2024) Core Conversion Expected in March 2023 Transaction expenses $6.1 million pre-tax (9.0% of deal value) Gross credit marks 1.00% of Quantum’s loan portfolio ($5.5 million) (71.3% Non-PCD credit mark, Day 2 CECL allowance of $3.9 million) Interest rate mark on loans 1.87% of gross loans ($10.29 million) Core deposit intangible 1.25% of non-time deposits (excluding municipal deposits) Other purchase accounting marks Write up of various other assets and liabilities of $2.6 million Deal Metrics1 Deal Value $67.6M Price / TBV 153% Price / 2023 Earnings2 6.0x Premium / Core Deposits 5.1% Leadership Dr. Neelagaru, Quantum’s founder and largest stockholder, to join HomeTrust’s Board of Directors at closing. Quantum’s CEO, Bryan Cohen, to join HomeTrust as the Georgia Market President. Transaction Assumptions & Metrics 1 Based on the HTBI stock price of $25.16 as of July 22, 2022 2 HTBI’s expected 2023 earnings for Quantum

Fiscal 2020 Fiscal 2021 Fiscal YTD Q3 20221 Total assets $3,722,852 $3,524,723 $3,541,785 Gross loans $2,769,119 $2,733,267 $2,699,538 Deposits $2,785,756 $2,955,541 $3,059,157 Adjusted dilutive EPS3 $1.30 $2.06 $1.84 Adjusted ROA3 0.63% 0.92% 1.12% Adjusted efficiency ratio3 71.62% 74.08% 69.19% Adjusted ROATCE3 5.97% 9.23% 10.69% 1 Annualized where applicable 2 Does not include the impact of purchase accounting adjustments related to the merger 3 See slides 16-17 for a non-GAAP reconciliation 4 Peer statistics based on non-merger target southeast banks with total assets between $1 and $5 billion – Source: S&P Capital IQ Pro 10 HomeTrust’s efforts to expand product lines and focus on profitability have generated positive momentum as demonstrated below; however, the opportunity to acquire Quantum allows the Company to catapult shareholder value to levels not easily achievable through organic growth. Further Accelerating Shareholder Value Creation Pro Forma Fiscal YTD Q3 20222 $4,222,000 $3,247,000 $3,669,000 $2.36 1.30% 64.44% 13.08% Addition of Peer 75th Percentile4 1.18% 57.00% 13.50%

11 ✓ Continuation of HomeTrust’s strategic initiatives to enter high-growth markets, expand our fee-based businesses and grow our commercial deposit base ✓ This was the right time and right opportunity to accelerate growth, profitability and shareholder value ✓ Diversified commercial loan portfolio with a strong credit profile ✓ Expands HomeTrust’s market into the greater Atlanta Metro area, providing additional growth opportunities within the combined footprint ✓ Brings talented and experienced individuals to the HomeTrust team ✓ Creates a franchise that will be top tier amongst peers in profitability ✓ Allows us to continue to serve our combined communities while broadening offerings and capabilities Summary

Appendix

13 Comprehensive Due Diligence • Extensive due diligence procedures were performed by members of HomeTrust’s management team to ensure a low-risk transaction, engaging third parties to assist the process as needed. These procedures included the following: • Key focus areas: credit, risk management, finance and accounting, funding, human resources, legal, regulatory, compliance, and IT • Extensive credit reviews focused on the largest relationships, adversely classified assets, and watch list loans • Reviewed 48% of the loan portfolio, focusing on larger credits, sensitive industries, and a wide range of loan types • Reviewed 55% of the commercial real estate portfolio, including the review of 72% of Quantum’s hotel portfolio • Reviewed 100% of loans with a risk rating other than pass • Hired outside parties to assist in the credit review, preliminary purchase accounting marks, and review of income taxes due to Quantum’s S-Corp status

Source: Company documents Note: Financial data as of March 31, 2022 14 HomeTrust Bank Total loans & leases: $2,784,801 Quantum National Bank Total loans & leases: $547,842 Pro Forma Total loans & leases: $3,332,643 HomeTrust Bank Total deposits: $3,061,675 Quantum National Bank Total deposits: $610,859 Pro Forma Total deposits: $3,672,534 Yield on Loans 3.81% Cost of Total Deps. 0.15% Yield on Loans 5.17% Cost of Total Deps. 0.13% Yield on Loans 4.03% Cost of Total Deps. 0.15% L o a n s D e p o s it s (Dollars in thousands) Pro Forma Loan & Deposit Composition Total 1-4 Family 21% Total CRE 37% Multi-family 3% C&D 12% C&I 22% All Other 5% Total 1-4 Family 11% Total CRE 67% Multi-family 3% C&D 10% C&I 9% All Other 0% Total 1-4 Family 19% Total CRE 42% Multi-family 3% C&D 11% C&I 20% All Other 5% Non-Interest 23% Interest Checking (NOW) 21% MMDA 34% Savings 8% Total CDs 14% Non-Interest 33% Interest Checking (NOW) 11% MMDA 46% Savings 1% Total CDs 9% Non-Interest 25% Interest Checking (NOW) 19% MMDA 35% Savings 7% Total CDs 14%

(dollars in thousands) 2019 2020 2021 Total Assets $513,160 $608,628 $642,420 Net Loans, excluding PPP Loans 429,639 479,310 514,017 Total Deposits 451,395 508,946 572,120 Total Equity 42,222 52,373 42,767 Pre-Tax Income 14,258 14,379 20,557 Noninterest Income 2,133 3,694 5,590 PPP Fees -- 2,829 3,266 1 Reported on a calendar year basis 2 Ratio has been tax adjusted 15 Quantum’s Capital Corp.’s Historical Results1 2019 2020 2021 Net Interest Margin 5.20% 4.88% 4.83% Yield on Loans 6.47% 5.64% 5.51% Cost of Deposits 0.95% 0.46% 0.15% Efficiency Ratio 43.5% 44.0% 42.4% ROA2 2.25% 1.94% 2.49% NPAs / Assets 0.00% 0.00% 0.00% LLR / Loans 1.07% 1.28% 1.05% NCOs / Average Loans 0.00% 0.02% (0.01%)

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this document contains certain non-GAAP financial measures, which include: the efficiency ratio; tangible book value; tangible book value per share; net income (loss), EPS, and ROA as adjusted to exclude branch closure/restructuring expenses, and prepayment penalties on borrowings; and return on average tangible common equity. Management has presented the non-GAAP financial measures in this document because it believes including these items provides useful and comparative information to assess trends in our core operations while facilitating the comparison of the quality and composition of our earnings over time and in comparison to our competitors. However, these non-GAAP financial measures are supplemental, are not audited and are not a substitute for operating results or any analysis determined in accordance with GAAP. Where applicable, we have also presented comparable earnings information using GAAP financial measures. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

Set forth is a reconciliation to GAAP of our efficiency ratio:

	Nine Months Ended	As of	
(Dollars in thousands)	3/31/2022	6/30/2021	6/30/2020
Noninterest expense	$ 77,725	$ 131,182	$ 97,129
Less: branch closure and restructuring expenses	-	1,513	-
Less: prepayment penalties on borrowings	-	22,690	-
Noninterest expense - adjusted	$ 77,725	$ 106,979	$ 97,129
Net interest income	$ 81,915	$ 103,322	$ 104,104
Plus: noninterest income	29,480	39,821	30,332
Plus: tax equivalent adjustment	937	1,267	1,190
Less: gain from sale of premises and equipment	-	-	-
Net interest income plus noninterest income - adjusted	$ 112,332	$ 144,410	$ 135,626
Efficiency ratio	69.77%	91.64%	72.25%
Efficiency ratio - adjusted	69.19%	74.08%	71.62%

Set forth is a reconciliation to GAAP of tangible book value, tangible book value per share, and price to tangible book value:

	As of		
(Dollars in thousands)	3/31/2022	6/30/2021	6/30/2020
Total stockholder's equity	$ 395,131	$ 396,519	$ 408,263
Less: goodwill, core deposit intangibles, net of taxes	25,742	25,902	26,468
Tangible book value / tangible common equity	$ 369,389	$ 370,617	$ 381,795
Common shares outstanding	15,978,262	16,636,483	17,021,357
Tangible book value per share	$ 23.12	$ 22.28	$ 22.43
Book value per share	$ 24.73	$ 23.83	$ 23.99
HomeTrust Bancshares, Inc. share price	$ 29.53	$ 27.90	$ 16.00
Price to tangible book value	127.7%	125.2%	71.3%

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17 Non-GAAP Reconciliation (Continued) Set forth is a reconciliation to GAAP net income, EPS, and ROA as adjusted to exclude branch closure and restructuring expenses, and prepayment penalties on borrowings. In relation to the two-class method, net income used in the calculations of basic and diluted EPS have adjustments, which are included in Company documents previously filed with the SEC. (Dollars in thousands) 3/31/2022 6/30/2021 6/30/2020 Branch closure and restructuring expenses -$ 1,513$ -$ Prepayment penalty on borrowings - 22,690 - Total adjustments - 24,203 - Tax effect - 5,688 - Total adjustments, net of tax - 18,515 - Net income (GAAP) 29,628 15,675 22,783 Adjusted net income (non-GAAP) 29,628$ 34,190$ 22,783$ Average shares outstanding - basic 16,139,059 16,078,066 16,729,056 Average shares outstanding - diluted 16,339,130 16,495,115 17,292,239 Basic EPS (GAAP) 1.87$ 0.96$ 1.34$ Non-GAAP adjustment - 1.15 - Adjusted basic EPS (non-GAAP) 1.87$ 2.11$ 1.34$ Diluted EPS (GAAP) 1.84$ 0.94$ 1.30$ Non-GAAP adjustment - 1.12 - Adjusted diluted EPS (non-GAAP) 1.84$ 2.06$ 1.30$ Average assets 3,527,503$ 3,698,394$ 3,591,076$ Average equity 398,271$ 403,510$ 411,447$ ROA (GAAP) 1.12% 0.42% 0.63% Non-GAAP adjustment 0.00% 0.50% 0.00% Adjusted ROA (non-GAAP) 1.12% 0.92% 0.63% Adjusted net income (non-GAAP) 29,628$ 34,190$ 22,783$ Tangible book value / tangible common equity 369,389 370,617 381,795 Adjusted return on tangible common equity (non-GAAP) 10.69% 9.23% 5.97%

HomeTrust Bancshares, Inc. Overview

★★★★★ AMERICA'S BEST BANKS 2022 Newsweek

BAUERFINANCIAL 5 STARS

$3.5B Assets	NASDAQ: HTBI	
	Headquarters: Asheville, NC	
$2.7B/$3.1B Loans/Deposits	Founded: 1926	
	Locations: 32	
128% Price to TBV	Employees: 504	
	Market Cap: $472M	
15,978,262 Outstanding Shares	TTM Average Daily Volume: 50,774	
	Shares Repurchased: 9,444,054	

Franchise Highlights

North Carolina ranked #1 on CNBC's 2022 annual list of America's Top States for Business

Converted to stock form in July 2012 raising $211.6 million

Experienced management team with extensive local market knowledge and M&A history

Voted "Best Small Bank in North Carolina" by Newsweek for two consecutive years (2020 & 2021)

Lines of Business

Commercial
Commercial Real Estate
Commercial & Industrial
Middle Market Banking
Equipment & Municipal Finance
Treasury Management Services

Small Business Banking
Business Banking
Business Banking Centers
SBA Lending

Consumer Banking
Retail Banking Market Teams
Consumer Banking
Mortgage Banking
Investment Services
Professional Banking

Wholesale Lending
HELOCs Originated for Sale
Indirect Auto
FinTech Partnerships

Financial data as of March 31, 2022
Market data as of March 31, 2022
Shares repurchased from February 19, 2013 to March 31, 2022

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Dana Stonestreet Chairman and CEO dana.stonestreet@htb.com Hunter Westbrook President and Chief Operating Officer hunter.westbrook@htb.com Tony VunCannon EVP / Chief Financial Officer / Corporate Secretary / Treasurer tony.vuncannon@htb.com 10 Woodfin Street Asheville, NC 28801 (828) 259-3939 www.htb.com 19